SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                      CURRENT REPORT PURSUANT TO SECTION 13
                     OR 15(D) OF THE SECURITIES ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)             SEPTEMBER 6, 1996



                           CROCKER REALTY TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



     MARYLAND                       1-13766                     13-3794787
(State or other                   (Commission                (I.R.S. Employer
 jurisdiction                     File Number)              Identification No.)
 of incorporation)



                 433 PLAZA REAL, SUITE 335, BOCA RATON, FL          33432
               (Address of principal executive offices)           (Zip code)




        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE     407-395-9666





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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

       Certain shareholders of Crocker Realty Trust, Inc. ("Company"), AP CRTI Holdings, L.P., AEW Partners, L.P., Thomas J. Crocker, Barbara F. Crocker, Richard S. Ackerman and Robert E. Onisko (collectively the "Sellers"), entered into a Stock Purchase Agreement, dated as of April 29, 1996, with Highwoods Properties, Inc. ("Highwoods") whereby Highwoods would purchase all of the Sellers' shares of the Company's common stock, par value $.01 per share (the "Common Stock"). On September 6, 1996, Highwoods closed the acquisition of the Shares. Highwoods purchased 22,436,254 shares of the 29,108,007 outstanding shares of Common Stock, representing 77.1% of the outstanding shares of Common Stock. The purchase price was $249.1 million ($11.05243 per share) and included, as contemplated by the Stock Purchase Agreement, the $1.1 million purchase of 1,056,000 options to purchase shares of the Company owned by the Sellers. According to the Schedule 13D/A filed with the Securities and Exchange Commission by Highwoods on September 13, 1996 ("Highwoods' Schedule 13D/A"), most of the purchase price ($189 million) was funded through a loan from Highwoods/Forsyth Limited Partnership ("Highwoods OP"). Highwoods OP funded the loan using a portion of the net proceeds raised by Highwoods in Highwoods' 11.5 million share public offering, which closed June 26, 1996, which proceeds were contributed by Highwoods to Highwoods OP in exchange for limited partnership interests therein. The remaining $60 million of the purchase price, according to Highwoods' Schedule 13D/A, was funded from a draw from Highwoods' $140 million credit facility with NationsBank, First Union National Bank and Wachovia National Bank.

       The Company has also entered into an Agreement and Plan of Merger with Highwoods, dated as of April 29, 1996 (the "Merger Agreement"). The Company has scheduled a September 20, 1996 special meeting of stockholders, for stockholders of record on August 26, 1996, to consider and vote on Highwoods' acquisition of the Company. As part of the Stock Purchase Agreement, the Sellers will vote for the approval of the acquisition, which will represent more than the required number of votes to approve the acquisition.

       The cost of acquiring the remaining shares of the Company in the Merger is expected to be $73.7 million, excluding the contemplated purchase of remaining options and warrants to purchase Common Stock of the Company. Highwoods expects to fund the cost of the Merger through bank loans. According to Highwoods' Schedule 13D/A, Highwoods has obtained a commitment from NationsBank for a $250 million revolving line of credit (the "Revolving Loan"), which would replace its $140 million credit facility.








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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                             CROCKER REALTY TRUST, INC.
                                                   (Registrant)



   September 19, 1996                        /s/ Drew P. Cunningham
- -----------------------------------------    -----------------------------
          (Date)                             Drew P. Cunningham
                                             Vice President and Secretary












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